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                                                                    EXHIBIT 10.2



                                 5 DECEMBER 2003





                              VEDANTA RESOURCES PLC

                           VOLCAN INVESTMENTS LIMITED

                              DWARKAPRASAD AGARWAL

                              AGNIVESH AGARWAL AND

                                  ANIL AGARWAL







                        ================================

                             RELATIONSHIP AGREEMENT

                        ================================







                         FRESHFIELDS BRUCKHAUS DERINGER

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                                    CONTENTS

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CLAUSE                                                                                                         PAGE
1.     INTERPRETATION AND DEFINITIONS..............................................................................2
2.     CONDITIONALITY..............................................................................................4
3.     RELATIONSHIP BETWEEN THE VOLCAN GROUP AND THE VEDANTA GROUP.................................................5
       General.....................................................................................................5
       Autonomy....................................................................................................5
       The Board...................................................................................................5
       Independence of the Board...................................................................................5
       Corporate governance........................................................................................6
       Approval of transactions with Volcan........................................................................6
       Volcan's right to be consulted on and to appoint Directors..................................................7
       Holding of interests in base metals and minerals............................................................8
       Standstill..................................................................................................9
       Undertakings of the Volcan Shareholders.....................................................................9
4.     INFORMATION.................................................................................................9
5.     VEDANTA'S CONSTITUTION.....................................................................................11
6.     OVERRIDING OBLIGATIONS.....................................................................................11
7.     TERMINATION OF AGREEMENT...................................................................................11
8.     AMENDMENT AND WAIVER.......................................................................................12
9.     ASSIGNMENT.................................................................................................12
10.    SEVERABILITY...............................................................................................12
11.    ENTIRE AGREEMENT...........................................................................................12
12.    LAW AND DISPUTES...........................................................................................13
13.    SERVICE OF PROCESS.........................................................................................13
14.    NOTICES....................................................................................................13
15.    COUNTERPARTS...............................................................................................14
16.    COSTS......................................................................................................14
17.    NO PARTNERSHIP.............................................................................................14
18.    THIRD PARTIES..............................................................................................15
APPENDIX A........................................................................................................19
DEED OF ADHERENCE.................................................................................................19
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THIS DEED is made on 5 December 2003

BETWEEN

(1) VEDANTA RESOURCES PLC, a public limited company (registered number 04740415) incorporated under the laws of England whose registered office is at Hill House, 1 Little New Street, London EC4A 3TR, United Kingdom (VEDANTA);

(2) VOLCAN INVESTMENTS LIMITED, a company incorporated under the laws of the Bahamas whose registered office is at Suite 61 Grosvenor Close, Shirley Street, Nassau, Island of New Providence, Bahamas (VOLCAN);

(3) DWARKAPRASAD AGARWAL of 42 Hill Street, London WIJ 5NU, United Kingdom (DP AGARWAL);

(4) AGNIVESH AGARWAL of 42 Hill Street, London WIJ 5NU, United Kingdom (AGNIVESH AGARWAL); (together with DP Agarwal the VOLCAN SHAREHOLDERS); and

(5)  ANIL AGARWAL of 42 Hill Street, London WIJ 5NU, United Kingdom (MR
     AGARWAL).

WHEREAS

(A) The Volcan Shareholders are beneficial owners of the entire issued share capital of Volcan.

(B) Application has been made for the Ordinary Shares in Vedanta to be admitted to the Official List and to be admitted to trading on the London Stock Exchange.

(C)  Upon Admission:

     (i) Vedanta will have an authorised share capital of US$40,000,000 comprising 400,000,000 Ordinary Shares, of which up to 286,000,000 Ordinary Shares will be issued fully paid or credited as fully paid (assuming the Manager's Option is not exercised and excluding the Ordinary Shares to be issued under the Reward Plan);

     (ii) Volcan will be (assuming the Manager's Option is not exercised and excluding the Ordinary Shares to be issued under the Reward Plan) the beneficial owner of Ordinary Shares representing 53.90 per cent. of the aggregate number of votes capable of being cast on a poll at general meetings of Vedanta; and

     (iii) Mr Agarwal will be the Chief Executive Officer of Vedanta.

(D) Volcan, the Volcan Shareholders, Mr Agarwal and Vedanta wish to manage the relationship between them to ensure that, inter alia, following Admission Vedanta will comply with paragraph 3.12 of the Listing Rules.

                                                                              GP
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IT IS HEREBY AGREED as follows:


1.   INTERPRETATION AND DEFINITIONS

1.1 In this Agreement unless the context requires otherwise the following words and expressions shall have the meanings respectively set opposite them:

ADMISSION means admission of the whole of Vedanta's ordinary share capital, issued and to be issued, to the Official List becoming effective in accordance with the Listing Rules and the admission of such share capital to trading on the London Stock Exchange's markets for listed securities;

AGARWAL FAMILY means Mr Agarwal, DP Agarwal and Agnivesh Agarwal, any of their parents, spouses, children, siblings and their children who are at the relevant time employees of the Vedanta Group, and the families (as defined in sub-paragraph II.d(i) of the Listing Rules) of any such person;

ASSOCIATE shall have the meaning ascribed to it in paragraphs 11.1(d) and (e) of the Listing Rules;

AUDIT COMMITTEE means the audit committee established by the Board;

BASE METALS AND MINERALS means copper, aluminium, alumina, zinc, lead, iron ore, coal, bauxite and nickel and the minerals from which they are extracted;

BOARD means the Board of Directors of Vedanta;

BUSINESS DAY means any day (other than a Saturday or Sunday) on which banks are generally open in London for normal business;

CITY CODE means the City Code on Takeovers and Mergers;

COMBINED CODE means the Principles of Good Governance and Code of Best Practice appended to the Listing Rules;

CONNECTED PERSON shall have the meaning ascribed to it in section 346 of the Companies Act 1985;

CONTROLLING SHAREHOLDER shall have the meaning ascribed to it in paragraph 3.13 of the Listing Rules;

DIRECTOR means a Director of Vedanta;

DISPOSAL means any offer or sale of, contract to sell, sale of an option or contract to purchase, purchase of an option or contract to sell, grant of an option, right or warrant to purchase, or any other transfer or disposal of, any Ordinary Shares or any securities exchangeable for or convertible into, or substantially similar to, Ordinary Shares (or any interest therein or in respect thereof) or any rights arising from or attaching to any such Ordinary Shares at any time, or the entry into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of Ordinary Shares, or the entry into any other transaction with the same economic effect

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as, or the agreement to do, or the announcement or publicising of the intention to do any of the foregoing, whether any such transaction is to be settled by delivery of Ordinary Shares or such other securities, in cash or otherwise;

INDEPENDENT DIRECTOR means a Director who is not a director, officer or employee of Volcan or any of its Associates or a connected person of any member of the Agarwal family or any of their Associates and is free from any business or other relationship with any member of the Agarwal family, Volcan or any of their Associates which could materially interfere with the exercise of his independent judgment in matters concerning Vedanta. For the avoidance of doubt, the persons who, at the date of this Agreement, are Independent Directors are Mr Brian Gilbertson, Mr Peter Sydney-Smith, Mr P Chidambaram, Mr Michael Fowle and Sir David Gore-Booth;

LISTING RULES means the Listing Rules made by the UK Listing Authority under
Part VI of the Financial Services and Markets Act 2000;

LOCK UP AGREEMENT means the agreement between Volcan, J.P Morgan Securities Ltd., HSBC Bank plc and others dated 5 December 2003 pursuant to which Volcan agrees not to sell or otherwise dispose of its Ordinary Shares for six months except under certain circumstances;

LONDON STOCK EXCHANGE means London Stock Exchange plc;

MANAGER'S OPTION means the option granted by Vedanta to J.P. Morgan Securities Ltd. as described in Vedanta's listing particulars dated 5 December 2003;

MYANMAR PROJECT means the interest of Sterlite Gold Ltd in certain exploration blocks in upper Myanmar, being Block 2 in the Wuntho Massif north of Mandalay, and two contiguous blocks, numbers 10 and 11, located in the Shan Scarp, east of Mandalay;

NOMINATIONS COMMITTEE means the nominations committee established by the Board;

OFFICIAL LIST means the Official List of the UK Listing Authority;

ORDINARY SHARES means the ordinary shares of US$0.10 each in the capital of Vedanta;

PARENT UNDERTAKING shall have the meaning ascribed to it in section 258 of the Companies Act 1985;

REMUNERATION COMMITTEE means the remuneration committee established by the Board;

SHARED SERVICES AGREEMENT means the agreement between Vedanta, Sterlite Optical Technologies Limited and Sterlite Gold Ltd dated 5 December 2003 governing the provision of certain administrative and other services by the Vedanta Group and the allocation of the costs of providing such services;

SHAREHOLDER means a holder for the time being of Ordinary Shares (and SHAREHOLDERS shall be construed accordingly);

SUBSIDIARY AND HOLDING COMPANY shall have the meanings ascribed to them by section 736 of the Companies Act 1985;

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SUBSIDIARY UNDERTAKING shall have the meaning ascribed to it by section 258 of the Companies Act 1985;

TAX includes penalties, charges and interest relating to tax (save insofar as attributable to the delay or default after Admission of a member of the Vedanta Group);

TAX INDEMNITY means the indemnity agreement dated 1 December 2003 between Volcan, DP Agarwal, Agnivesh Agarwal and Vedanta, pursuant to which Volcan agrees to indemnify Vedanta against certain tax liabilities;

UK LISTING AUTHORITY means the Financial Services Authority acting in its capacity as the competent authority for the purposes of Part VI of the Financial Services and Markets Act 2000 and in the exercise of its functions in respect of the admission to the Official List otherwise in accordance with Part VI of that Act, including where the context so permits any committee, employee, officer or servant to whom any function of the UK Listing Authority may for the time being be delegated;

VEDANTA GROUP means Vedanta and its subsidiary undertakings from time to time;
and

VOLCAN GROUP means the Volcan Shareholders, Volcan and the subsidiary undertakings, parent undertakings and fellow subsidiary undertakings of Volcan from time to time but shall not include members of the Vedanta Group.

1.2 Clause headings and the table of contents are inserted for ease of reference only and shall not in any way affect the interpretation of this Agreement.

1.3 References to Clauses are to be construed as references to the Clauses of this Agreement.

1.4 References to any other document or any provision thereof shall be construed as references thereto as it is in force for the time being and as amended or supplemented or replaced from time to time in accordance with the terms thereof or, as the case may be, with the agreement of the relevant parties or the consent of a specified party.

1.5 Words importing the plural shall include the singular and vice versa and words importing the masculine gender shall include the feminine and vice versa and words denoting persons shall include companies.

1.6 References to the City Code, the Combined Code, the Listing Rules and to any statutes or statutory provisions include any code, regulation, statute or statutory provision which amends, extends, consolidates or replaces the same, or which has been amended, extended, consolidated or replaced by the same, and shall include any orders, regulations, instruments or other subordinate legislation made under the relevant statute or statutory provision.


2.   CONDITIONALITY

2.1 This Agreement is conditional upon, and shall come into force on, Admission.

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2.2  If the condition contained in Clause 2.1 is not satisfied, or shall have become incapable of being satisfied, on or before 31 December 2003 (or such other later date as may be agreed in writing between the parties), this Agreement shall never come into effect.


3.   RELATIONSHIP BETWEEN THE VOLCAN GROUP AND THE VEDANTA GROUP

GENERAL

3.1 Volcan, the Volcan Shareholders and Mr Agarwal undertake to Vedanta that they shall exercise all of their powers, including to procure so far as they are properly able that each of the members of the Volcan Group, each member of the Agarwal family and any of their respective Associates and connected persons shall exercise all of their respective powers, to ensure compliance with the provisions in Clauses 3.2 to 3.22. Vedanta shall at all times exercise all of its powers to ensure that the other members of the Vedanta Group comply with the provisions in Clauses 3.2 to 3.22. Notwithstanding the foregoing, no provision of this Agreement shall prevent Volcan from exercising the voting rights attaching to its Ordinary Shares as Volcan, in its absolute discretion, sees fit, except where to do so would result in a breach of the terms of this Agreement.


AUTONOMY

3.2 The parties will ensure that Vedanta is capable at all times of carrying on its business independently of Volcan, the Agarwal family and any of their Associates as required by the Listing Rules and in particular paragraphs 3.12 and 9.34 of the Listing Rules. The parties also agree that during the period of this Agreement all transactions and relationships between (i) any member of the Volcan Group (or any Associate of Volcan or any connected person of the Volcan Shareholders or the Agarwal family or any Associates of the Agarwal family) and
(ii) any member of the Vedanta Group will be at arm's length and on a normal commercial basis, including, for the avoidance of doubt, all matters which are the subject of the Shared Services Agreement.

3.3 The parties agree that all of the applicable provisions of the Listing Rules shall be complied with in connection with Vedanta, including, without limitation, the provisions relating to transactions with related parties set out in Chapter II, the provisions of paragraphs 3.12 and 9.34 in relation to controlling shareholders, and the provisions of paragraph 3.9 in relation to conflicts of directors.


THE BOARD

3.4 The business and affairs of Vedanta shall (subject to this Clause 3) be managed by the Board in accordance with the Articles of Association of Vedanta and all applicable laws and for the benefit of the Shareholders as a whole.


INDEPENDENCE OF THE BOARD

3.5 There shall at all times be a majority of Independent Directors on the Board. The Nominations Committee and any other committee of the Board (other than the Audit Committee or the Remuneration Committee or any committee which may be established by the Board in connection with a specific transaction, the constitution of which is approved by the Board) to which

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significant powers, authorities or discretions are delegated shall at all times consist of a majority of Independent Directors. The Remuneration and Audit Committees shall at all times consist only of non-executive Directors.

3.6 No person shall be appointed as a Director if such appointment would result in contravention of Clause 3.5, and Mr Agarwal, Volcan and the Volcan Shareholders hereby undertake to Vedanta to procure the exercise of the voting rights attaching to the Ordinary Shares held (from time to time, directly or indirectly) by Mr Agarwal, the Volcan Shareholders, members of the Volcan Group or any of their respective Associates so that if an Independent Director ceases to be a Director of Vedanta for any reason, such Independent Director will (only insofar as may be necessary to ensure that there will be a majority of Independent Directors on the Board) be replaced by a new executive or non-executive Director, as the case may be, who is also an Independent Director.


CORPORATE GOVERNANCE

3.7 The parties agree that, save to the extent required by law or as otherwise contemplated in this Agreement, they shall exercise their powers so that Vedanta is managed in accordance with the principles of good governance set out in the Combined Code and that the provisions of the Code of Best Practice set out in the Combined Code are complied with by Vedanta. For this purpose, the definition of Independent Directors in this Agreement is not to be taken as contemplating an intention to manage Vedanta otherwise than in accordance with the Combined Code, in relation to the composition of the Board and its committees.


APPROVAL OF TRANSACTIONS WITH VOLCAN

3.8 In the event that any member of the Vedanta Group intends to enter into, vary, amend, novate or abrogate any contract, arrangement or transaction with Mr Agarwal or any entity of which Mr Agarwal or any member of the Agarwal family or any of their Associates is a controlling shareholder, including but not limited to Sterlite Optical Technologies Inc, Sterlite Gold Ltd, Sterlite Optical Technologies Limited and any member of the Volcan Group, unless the Independent Directors agree otherwise, Mr Agarwal and any Director who is not an Independent Director shall not be permitted to vote on any resolution of the Board or of a committee of the Board to approve the entering into, varying, amending, novating or abrogating any such contract, arrangement or transaction. The quorum for any meeting of the Board or committee of the Board to consider such a resolution shall be three Directors, at least two of whom shall be Independent Directors.

3.9 In the event that any member of the Vedanta Group intends to enforce, or is considering the enforcement of, any contract, arrangement or transaction with Mr Agarwal or any entity of which Mr Agarwal or any member of the Agarwal family or any of their Associates is a controlling shareholder, including but not limited to Sterlite Optical Technologies Inc, Sterlite Gold Ltd, Sterlite Optical Technologies Limited and any member of the Volcan Group which, for the avoidance of doubt, shall include the enforcement of this Clause 3.9 and the Tax Indemnity, Mr Agarwal and any Director who is not an Independent Director shall not be permitted to vote on any resolution of the Board or of a committee of the Board in connection with such enforcement. The quorum for any meeting of the Board or committee of the Board to consider such a resolution shall be three Directors, at least two of whom shall be Independent Directors.

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3.10 In the event that any member of the Vedanta Group intends to enter into, vary, amend, novate or abrogate any contract, arrangement or transaction with Mr Agarwal or any entity of which Mr Agarwal or any member of the Agarwal family or any of their Associates is a controlling shareholder, including but not limited to Sterlite Optical Technologies Inc, Sterlite Gold Ltd, Sterlite Optical Technologies Limited and any member of the Volcan Group, Volcan shall abstain from voting in relation to the Ordinary Shares owned by Volcan on any resolution of Vedanta to approve the entering into, varying, amending, novating or abrogating any such contract, arrangement or transaction.


VOLCAN'S RIGHT TO BE CONSULTED ON AND TO APPOINT DIRECTORS

3.11 Vedanta shall procure that Volcan is consulted in relation to any proposal for the appointment of an additional or replacement Director, or any proposal to remove a Director from office and Vedanta shall ensure that all such consultations are conducted during a reasonable period of time prior to the proposal.

3.12 For so long as this Agreement continues in force, Volcan shall be entitled, by giving notice to Vedanta, to nominate for appointment to the Board from time to time up to such number of Directors as is one less than the number of Independent Directors.

3.13 Within 10 Business Days after receiving notice from Volcan nominating a person for appointment as a Director under Clause 3.12, Vedanta shall procure the appointment of the person nominated by Volcan as a Director.

3.14 Except as otherwise required by law, Vedanta shall procure that each Director appointed following a nomination by Volcan under Clause 3.12 shall (if that person remains a Director at the relevant time and is willing to stand for re-election) be recommended for re-election at each general meeting of Vedanta at which that Director is required to retire and seek re-election, unless Volcan gives notice that it does not wish the person to be nominated for re-election.

3.15 Volcan may, from time to time, give notice to Vedanta that it wishes a Director appointed following a nomination by Volcan under Clause 3.12, to be removed as a Director and within 10 Business Days after receipt of that notice, Vedanta shall procure that the person is removed as a Director. Volcan shall indemnify Vedanta in full in respect of any claim made against Vedanta by any Director arising from his or her removal under this Clause 3.15 that has not been endorsed by a majority of the Independent Directors.

3.16 If a Director nominated by Volcan under Clause 3.12 resigns, is not re-elected as a Director or is removed as a Director in accordance with Clause
3.15 or otherwise, Vedanta shall procure that such other person as may be nominated by Volcan shall be appointed as a Director in accordance with Clause 3.12.

3.17 Subject to Clauses 4.2 to 4.6, any person appointed as a Director following nomination by Volcan pursuant to Clause 3.12 shall be entitled to pass to Volcan or any member of the Volcan Group any information which may come into his possession through his position as a Director subject to such information:

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(a)  being subject to the confidentiality undertakings on the part of Volcan contained in Clause 4; and

(b) not including sensitive and confidential information relating to Vedanta's negotiating position in relation to any contract, arrangement or transaction with a member of the Volcan Group the disclosure of which would be prejudicial to Vedanta's negotiating position.


HOLDING OF INTERESTS IN BASE METALS AND MINERALS

3.18 Volcan, Mr Agarwal and the Volcan Shareholders each represent and warrant to Vedanta that except for the Myanmar Project, they do not currently (whether alone or jointly with others, or whether as principal, agent, shareholders or otherwise and whether for their own benefit or the benefit of others) directly or indirectly, own or otherwise have interests in, any company, business, business operation or other entity or enterprise which engages in the smelting, refining, mining or sale of any base metals or minerals, otherwise than through Vedanta or another member of the Vedanta Group.

3.19 Subject to Clause 3.20, Volcan, Mr Agarwal and the Volcan Shareholders each undertake for the duration of this Agreement that they shall only and shall procure (to the extent they are able) that each member of the Volcan Group, each other member of the Agarwal family and each of their respective Associates shall only (whether alone or jointly with others, or whether as principal, agent, shareholders or otherwise and whether for their own benefit or the benefit of others) directly or indirectly, acquire or otherwise invest in, any company, business, business operation or other entity or enterprise which engages, in the smelting, refining or mining of base metals or minerals, through Vedanta or another member of the Vedanta Group.

3.20 The restrictions in Clause 3.19 shall not prevent, restrict or limit:

(a) the acquisition or ownership by Volcan, Mr Agarwal, the Volcan Shareholders or their Associates of:

     (i)  any securities of Sterlite Gold Ltd; or

     (ii) not more than five per cent in aggregate of any class of shares, debentures or other securities in issue from time to time of any company which engages in the smelting, refining or mining of base metals or minerals which is for the time being listed on any stock exchange; or

(b) the acquisition or ownership, directly or indirectly, by Volcan, Mr Agarwal, the Volcan Shareholders or their respective Associates (each an INTERESTED PARTY) of, or of any interest in, a base metal or mineral property or asset (together with any associated property, plant and equipment), not being adjacent or geographically proximate to an existing property or operation of the Vedanta Group such as to give them operational synergies, the acquisition cost (including assumed indebtedness) of which, including any related capital expenditures committed as at the date of acquisition for the succeeding 12 months, is equal to US$50 million or less, for which purpose any acquisitions of two or related or more adjacent base metal or mineral properties or assets shall be aggregated when calculating the acquisition cost, provided that the relevant Interested Party (i) is not an officer or director of a Vedanta

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     Group company; and (ii) has procured that the opportunity to acquire such property or asset is first made available to the Vedanta Group, with a reasonable period for the Independent Directors to consider the opportunity (who shall give the matter their prompt and diligent attention and respond without undue delay), on terms no less favourable than those on which they are proposed to be acquired by the Interested Party and a majority of the Independent Directors has determined that the Vedanta Group should not make that acquisition.

3.21 The provisions of Clause 3.19 are believed by all parties to this Agreement to be reasonable and legitimate to protect the interests of Vedanta. If any such provision is subsequently judged to be invalid or unenforceable, but would have been enforceable had it been subject to some restriction in duration or geographical scope, then the provision will take effect subject to such restriction.

3.22 Clause 3.19 shall not be construed as requiring any of the Volcan Shareholders, members of the Agarwal family or their respective Associates who is a director of any public company outside the Vedanta Group which is for the time being listed on any stock exchange, to exercise any power or authority in that capacity to procure compliance by such company with Clause 3.19, provided that he abstains from voting in favour of any act or proposal which would otherwise cause him to be in breach of Clause 3.19.


STANDSTILL

3.23 Volcan undertakes not to effect a Disposal during the period starting on the date of Admission and ending six months thereafter, other than pursuant to a transaction relating to the whole of the issued share capital of Vedanta, or if such Disposal is permitted pursuant to the Lock Up Agreement and has the prior agreement of a majority of the Independent Directors, such agreement not to be unreasonably withheld or delayed.


UNDERTAKINGS OF THE VOLCAN SHAREHOLDERS

3.24 Each of the Volcan Shareholders undertakes to Vedanta that he shall not transfer or otherwise dispose of any interest in Volcan to any member of the Agarwal family or to any person he knows, or has reasonable grounds to believe, is a connected person of any member of the Agarwal family unless that person becomes a party to this Agreement by entering into a Deed of Adherence in the form contained in Appendix A to this Agreement.


4.   INFORMATION

4.1 Confidential Information, if disclosed in written form, shall be clearly marked with the discloser's name and "confidential", "proprietary" or the substantial equivalent thereof. If orally disclosed, Confidential Information shall be summarised in written form and clearly marked with the discloser's name, "confidential", "proprietary" or the substantial equivalent thereof and delivered to the recipient within thirty days from the date of disclosure.

4.2 Confidential Information shall be maintained as confidential by the receiving party and may only be disclosed:

(a) to such of its, or its Associates', employees, agents and contractors who reasonably require such disclosure;

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(b)  to its legal, accounting, insurance and other professional advisers;

(c) to other Volcan Group companies (in the case of Volcan) and to other Vedanta Group companies (in the case of Vedanta);

(d) to the tax or VAT authorities, any regulatory authority, and any other governmental or public authority or officer, but only to the extent that such persons require such disclosure for the proper discharge of their functions;

(e)  where required, in connection with any legal proceedings; and

(f) in compliance with any law or regulation, or if required by or for the purpose of listing, or maintaining a listing of, securities on any stock exchange.

4.3 For the purpose of this Clause 4, CONFIDENTIAL INFORMATION means any information of a secret or confidential nature acquired from and concerning another party and its subsidiary undertakings and holding companies from time to time or its or their affairs, save that no party shall be obliged to maintain in confidence any such information received from another party if the information:

(a) was in the possession of or was known to such party prior to its receipt from the other party (other than through a breach of this Clause 4); or

(b) is independently developed by such party without the utilisation of such Confidential Information; or

(c)  is or becomes public knowledge without the fault of such party; or

(d) is or becomes available to such party from a source other than the other party in circumstances where the party concerned is not aware that disclosure has been made in breach of an obligation of confidentiality.

4.4 Each party shall procure that any of their respective agents, employees or professional advisers or, in the case of Volcan or Vedanta, the members of the Volcan Group or of the Vedanta Group (as applicable) or their respective agents, employees or professional advisers coming into receipt of Confidential Information shall be informed upon receipt that such information is Confidential Information and shall not divulge such information to any third party save in the circumstances set out in Clause 4.2.

4.5 Each party shall (and shall procure any professional advisers, agents or employees or, in the case of Volcan or Vedanta, the members of the Volcan Group or the Vedanta Group (as applicable) or their respective agents, employees or professional advisers in receipt of such Confidential Information shall) forthwith upon written request by the other party:

(a) return all reports, documents, plans, computer disks or software or other media by or through which Confidential Information has been supplied to such party by the other party insofar as it relates exclusively to such party or its business or affairs; and

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(b)  destroy all Confidential Information which has been reproduced (in whatever form) by the party and, if required, swear a declaration in a form satisfactory to the requesting party with regard to such request;

provided that the provisions of this Clause 4.5 shall not apply to any Director
(i) while such person remains a Director to the extent that such Confidential Information is information obtained in such person's capacity as a Director or
(ii) who reasonably requires such information to demonstrate that he has not breached his fiduciary duties as a Director of the Company. Notwithstanding the provisions of this Clause 4.5, each party shall be entitled to retain one copy of any Confidential Information it has received for its records and each of its advisers shall be entitled to retain such copies of any Confidential Information if and as required by law or applicable regulation.

4.6 The terms and conditions of this Clause 4 shall survive the termination for any reason whatsoever of this Agreement for a period of two years.


5.   VEDANTA'S CONSTITUTION

Volcan and the Volcan Shareholders undertake to Vedanta that they shall not, and shall procure that no other member of the Volcan Group shall, exercise any of their voting or other rights and powers to procure any amendment to the Articles of Association of Vedanta which would be inconsistent with the provisions of this Agreement.


6.   OVERRIDING OBLIGATIONS

For the avoidance of doubt, the obligations of each of Vedanta and Volcan and their subsidiary undertakings pursuant to this Agreement shall at all times be subject to all relevant legal and regulatory requirements and obligations of the parties in the United Kingdom, the Bahamas, India or elsewhere including, without limitation, the obligations of the parties pursuant to the requirements of the Companies Act 1985, the UK Listing Authority and the London Stock Exchange and no party shall be required to take any action in breach of any such requirement or obligation.


7.   TERMINATION OF AGREEMENT

7.1 This Agreement shall continue in full force and effect for so long as the Ordinary Shares are listed on the Official List and traded on the London Stock Exchange (which, for the purposes of this Clause 7, includes any period of suspension of the listing or trading of the Ordinary Shares). If the Ordinary Shares cease to be listed on the Official List and traded on the London Stock Exchange, then this Agreement shall terminate and cease to be of any effect save that this shall not relieve any party from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed by that party prior to such termination.

7.2 When each member of the Volcan Group individually and any members of the Volcan Group acting jointly by agreement cease to be a controlling shareholder in Vedanta, then this Agreement shall terminate and be of no further effect in respect of Volcan, save that this shall not relieve any party from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed by that party prior to such termination.

7.3 If DP Agarwal, Agnivesh Agarwal or Mr Agarwal individually or any of them acting jointly by agreement ceases to be a controlling shareholder in Vedanta or Volcan, then this Agreement shall be of no further effect in respect of that party, save that this shall not relieve any such party from any liability or obligation in respect of any matters, undertakings or conditions which shall not have been done, observed or performed by that party prior to such termination. Should this Agreement cease to be of any effect in respect of DP Agarwal, Agnivesh Agarwal or Mr Agarwal under this Clause 7.3, then the definition of "Agarwal family" in Clause 1.1 shall be amended to delete the reference to that person.

7.4 Clauses 4 and 11 to 18 shall survive the termination of this Agreement for any reason.


8.   AMENDMENT AND WAIVER

This Agreement may be amended or modified, and any of the terms, covenants, representations, warranties or conditions may be waived, only by a written instrument executed by the parties or, in the case of a waiver, by a notice signed by the party waiving compliance.


9.   ASSIGNMENT

None of the parties may assign any of their rights or obligations under this Agreement in whole or in part, except that Volcan or the Volcan Shareholders may assign their rights to an Associate with the prior consent of Vedanta, subject to any assignee becoming a party to this Agreement by entering into a Deed of Adherence in the form contained in Appendix A to this Agreement.


10.  SEVERABILITY

If any provision of this Agreement is held by any court or other competent authority to be void or unenforceable in whole or in part the other provisions of this Agreement and the remainder of the effective provisions shall continue to be valid. The parties shall then use all reasonable endeavours to replace the invalid or unenforceable provisions with a valid and enforceable substitute provision the effect of which is as close as possible to the intended affect of the invalid or unenforceable provision.


11.  ENTIRE AGREEMENT

In the event of any conflict or inconsistency between this Agreement and the Articles of Association of Vedanta from time to time or between this Agreement and any other agreement between the parties, this Agreement shall prevail provided that for the avoidance of doubt the rights and obligations of the parties under any other agreement between them will not be affected by any obligation under this Agreement ceasing to apply. This Agreement supersedes all previous agreements, arrangements and understandings between the parties in relation to the subject matter of this Agreement. The parties agree that no party has entered into this Agreement in reliance upon any representation, warranty or undertaking of any other which is not expressly set out or referred to in this Agreement. Nothing in this Clause shall exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

12.  LAW AND DISPUTES

12.1 This Agreement shall be governed by and construed in accordance with the laws of England.

12.2 The parties agree that the courts of England are to have non-exclusive jurisdiction to settle any dispute (including claims for set-off and counterclaims) which may arise in connection with the creation, validity, effect, interpretation or performance of, or the legal relationships established by, this Agreement or otherwise arising in connection with this Agreement.


13.  SERVICE OF PROCESS

13.1 Volcan, Mr Agarwal and each of the Volcan Shareholders irrevocably consent to service of process or any other documents in connection with proceedings in any court by facsimile transmission, personal service, delivery at any address specified in this Agreement or any other usual address, mail or in any other manner permitted by English law, the law of the place of service or the law of the jurisdiction where proceedings are instituted.

13.2 Volcan, Mr Agarwal and each of the Volcan Shareholders shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in connection with this Agreement. Such agent shall be Mr Vinod Shah of Duratube Limited, Central Way, Feltham, Middlesex TW14 DAJ in the case of each of Volcan, Mr Agarwal, DP Agarwal and Agnivesh Agarwal and any writ, judgement or other notice of legal process shall be sufficiently served on the appropriate party if delivered to such agent at its address for the time being. Volcan, Mr Agarwal, DP Agarwal and Agnivesh Agarwal undertake not to revoke the authority of the above agent and if, for any reason, Vedanta requests Volcan, Mr Agarwal, DP Agarwal and Agnivesh Agarwal to do so they shall promptly appoint another such agent with an address in England and advise Vedanta. If, following such a request, Volcan, Mr Agarwal, DP Agarwal or Agnivesh Agarwal, as appropriate, fails to appoint another agent, Vedanta shall be entitled to appoint one on behalf of the relevant party at the expense of such party.


14.  NOTICES

14.1 Any notice under this Agreement shall be in writing and signed by or on behalf of the party giving it and may be served personally or by prepaid first class letter (if to an address in the same country) or air-mail (if to an address in a different country) or telex or fax (and, in the case of fax, confirmed by prepaid first class letter) to the address as follows:

IF TO VOLCAN:                          42 Hill Street, London WIJ 5NN, United Kingdom

Attention:                             Vinod Shah

Fax:                                   +44 20 7629 7426

IF TO VEDANTA:                         Hill House, 1 Little New Street, London EC4A 3TR, United Kingdom

Attention:                             Company Secretary

Fax:                                   +44 20 7629 7426

IF TO MR AGARWAL:                      42 Hill Street, London WIJ 5NN, United Kingdom

Attention:                             Anil Agarwal

Fax:                                   +44 20 7629 7426

IF TO DP AGARWAL:                      42 Hill Street, London WIJ 5NN, United Kingdom

Attention:                             DP Agarwal

Fax:                                   +44 20 7629 7426

IF TO AGNIVESH AGARWAL:                42 Hill Street, London WIJ 5NN, United Kingdom

Attention:                             Agnivesh Agarwal

Fax:                                   +44 20 7629 7426


or such other address as shall previously have been notified by one party to the others under this Agreement, on not less than ten (10) days' prior written notice. Any such notice shall be deemed to have been received, in the case of notice served by first class post on an addressee in the same country, 48 hours (disregarding days which are not Business Days) after posting, in the case of air-mail to an addressee in a different country, on delivery to the correct address and in the case of a fax, at the time of successful transmission as identified in a transmission report. In the case of notices given to Volcan, Mr Agarwal, DP Agarwal or Agnivesh Agarwal, copies of such notices shall also be sent to the attention of John Kolada at Blake, Cassels & Graydon LLP, Commerce Court West, Toronto, ON M5L 1A9, Fax number +1 416 863 2653.

14.2 Save as otherwise provided herein, any notice or other communication received on a day which is not a Business Day or after 5 p.m. local time on any Business Day shall be deemed to be received on the following Business Day.


15.  COUNTERPARTS

This Agreement may be executed in one or more counterparts each signed by each of the parties and such counterparts shall together constitute one document.


16.  COSTS

Each of the parties shall pay its own costs incurred in connection with the negotiation, preparation and implementation of this Agreement.


17.  NO PARTNERSHIP

Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties.

18.  THIRD PARTIES

A person who is not a party to this Agreement may not enforce any of its terms under the Contracts (Rights of Third Parties) Act 1999.

AS WITNESS this Agreement has been signed by the duly authorised representatives of the parties the day and year first before written.

Executed as a Deed                             )        /S/ ANDREW WOOLLEY
by VEDANTA RESOURCES PLC                       )        /S/ PETER SYDNEY-SMITH
acting by two directors/secretary              )



Executed as a Deed                             )        /S/ ISAAC COLLIE
by VOLCAN INVESTMENTS                          )        /S/ SHANIQUA MCPHEE
LIMITED acting by two directors                )



Executed as a Deed                             )
by DWARKAPRASAD AGARWAL                        )        /S/ DWARKAPRASAD AGARWAL
in the presence of:                            )

Witness signature: /s/ Ramesh Venkat

Name: RAMESH VENKAT

Address: Dhanras Mahal, CSM Road,
         Apollo Bunder, Mumbai 400 005, India



Executed as a Deed                             )
by AGNIVESH AGARWAL                            )        /S/ AGNIVESH AGARWAL
in the presence of:                            )

Witness signature: /s/ Shivananda Imadi

Name: SHIVANANDA IMADI

Address: 2nd Floor, Core 6, Scope Office Complex
         7 Lodi Road, New Delhi - 110003

Occupation:

Executed as a Deed                             )
by ANIL AGARWAL                                )        /S/ ANIL AGARWAL
in the presence of:                            )

Witness signature: /s/ Naomi James

Name: NAOMI JAMES

Address: 65 Fleet St, London

Occupation: Solicitor

                                  [COVENANTOR]



                              VEDANTA RESOURCES PLC



                                  ANIL AGARWAL



                        [CONTINUING VOLCAN SHAREHOLDERS]




                        =================================

                        DEED OF ADHERENCE TO RELATIONSHIP
                                    AGREEMENT

                        =================================

                                   APPENDIX A

                                DEED OF ADHERENCE



THIS DEED is made on  , 200 .

BY [Transferee of shares in Volcan] (the COVENANTOR); and

BY each of the persons in the schedule to this Deed (the SCHEDULE).

WHEREAS:

(A) On , 2003 the persons in the Schedule entered into a Relationship Agreement to regulate the relationship between Vedanta and the other persons in the Schedule to ensure that Vedanta complies with paragraph 3.12 of the Listing Rules.

(B) The Covenantor wishes to become a party to the Relationship Agreement and the immediately upon acquiring certain shares in Vedanta and wishes to amend the Relationship Agreement with the effect that the Covenantor becomes a party thereto and as such assumes the rights and obligations of a Volcan Shareholder under the Relationship Agreement.

NOW THIS DEED WITNESSES as follows:

INTERPRETATION

1. Words and expressions defined in the Relationship Agreement shall, unless the context otherwise requires, have the same meanings when used in this Deed.


ADHERENCE

2. The Covenantor hereby covenants to and undertakes with each of the other persons in the Schedule and with each such other person who may from time to time expressly adhere to the Relationship Agreement (by way of execution of a deed or by way of novation) to be bound by and comply in all respects with the Relationship Agreement, and to assume the benefits of the Relationship Agreement, as if the Covenantor had executed the Relationship Agreement and was named as an original party thereto.


RIGHTS SEVERAL

3. The rights of Vedanta and the other parties to the Relationship Agreement under this Deed shall be in all respects several and the failure of anyone or more of them to perform obligations under the Relationship Agreement shall in no way affect the rights of the others of them under or in connection with this Deed. It shall not be necessary for any party to be joined as an additional party in any proceedings to protect or enforce its rights and interests under this Deed.

INVALIDITY

4. If any provision of this Deed becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired.


CONTRACTS (RIGHTS OF THIRD PARTIES) ACT 1999

5. No person who is not a party to this Deed shall have the right to enforce any of its terms pursuant to the Contracts (Rights of Third Parties) Act 1999.


AGENT FOR SERVICE OF PROCESS

6. The Covenantor shall at all times maintain an agent for service of process and any other documents in proceedings in England or any other proceedings in
connection with this Deed. Such agent shall be   United Kingdom and any writ,
judgment or other notice of legal process shall be sufficiently served on the Covenantor if delivered to such agent at its address for the time being. The Covenantor irrevocably undertakes not to revoke the authority of the above agent and if, for any reason, Vedanta requests the Covenantor to do so, the Covenantor shall promptly appoint another such agent with an address in England and so advise Vedanta. If following such request, the Covenantor fails to appoint another agent, Vedanta shall be entitled to appoint one on behalf of the Covenantor at the expense of the Covenantor.


NOTICES

7. For the purpose of the Relationship Agreement, the Covenantor's address for notices shall be as follows:

Address:

Fax No:

Addressed for the personal attention of:


SUBMISSION TO JURISDICTION

8. The Courts of England are to have non-exclusive jurisdiction to settle any disputes which may arise in connection with this Deed.


GOVERNING LAW

9.  This Deed shall be governed by and construed in accordance with English law.

                                    SCHEDULE


VEDANTA RESOURCES PLC

VOLCAN INVESTMENTS LIMITED

ANIL AGARWAL

[INSERT NAMES OF CONTINUING VOLCAN SHAREHOLDERS]

Executed as a Deed                                )
by [COVENANTOR]                                   )
[acting by two directors]                         )


Executed as a Deed                                )
by VEDANTA RESOURCES PLC                          )
acting by two directors                           )


Executed as a Deed                                )
by VOLCAN INVESTMENTS                             )
LIMITED acting by two directors                   )


EXECUTED as a Deed by _________                   )
ANIL AGARWAL                                      )


EXECUTED as a Deed by _________                   )
[continuing Volcan Shareholders]                  )

                                  [COVENANTOR]



                              VEDANTA RESOURCES PLC



                                  ANIL AGARWAL



                        [CONTINUING VOLCAN SHAREHOLDERS]





                        =================================

                        DEED OF ADHERENCE TO RELATIONSHIP
                                    AGREEMENT

                        =================================

                                    AMENDMENT

THIS DEED OF AMENDMENT OF THE RELATIONSHIP AGREEMENT is made on 25 November 2004

BETWEEN

(1) VEDANTA RESOURCES PLC, a public limited company (registered number 04740415) incorporated under the laws of England whose registered office is at Hill House, 1 Little New Street, London EC4A 3TR, United Kingdom (VEDANTA);

(2) VOLCAN INVESTMENTS LIMITED, a company incorporated under the laws of the Bahamas whose registered office is at Suite 61 Grosvenor Close, Shirley Street, Nassau, Island of New Providence, Bahamas (VOLCAN);

(3) DWARKAPRASAD AGARWAL of 42 Hill Street, London WIJ 5NU, United Kingdom (DP AGARWAL);

(4) AGNIVESH AGARWAL of 42 Hill Street, London WIJ 5NU, United Kingdom (AGNIVESH AGARWAL); (together with DP Agarwal the VOLCAN SHAREHOLDERS); and

(5) ANIL AGARWAL of 42 Hill Street, London WIJ 5NU, United Kingdom (MR AGARWAL), (together the PARTIES).

WHEREAS

The Parties wish to replace the term Independent Director with the term Non-Volcan Director and amend the definition thereof in the relationship agreement entered into by them as a deed on 5 December 2003 (the Relationship Agreement) as set out in this Deed.

IT IS HEREBY AGREED as follows:

1.   INTERPRETATION AND DEFINITIONS

Unless the context requires otherwise, the provisions of clause 1 of the Relationship Agreement shall apply to this Deed.


2.   AMENDMENT TO THE RELATIONSHIP AGREEMENT

2.1  With effect from the date of this Deed:

     (a) the defined term Independent Director shall wherever it occurs in the Relationship Agreement be replaced by the defined term Non-Volcan Director;

     (b) the definition of Independent Director in clause 1.1 of the Relationship Agreement shall be amended by replacing the existing definition in its entirety with the following:

          "NON-VOLCAN DIRECTOR means a Director who is not a member of the Agarwal family, a director, officer or employee of Volcan or any of its Associates or a connected person of any member of the Agarwal family or any of their Associates and is free from any business or other relationship with any member of the Agarwal family, Volcan or any of their Associates which could materially interfere with the exercise of his independent judgment in matters concerning Vedanta. For the purposes of this definition the Associates of the Agarwal family or Volcan shall not include (a) Vedanta and its subsidiary undertakings, (b) Vedanta's associated undertakings provided they were not controlled, directly or indirectly, by Volcan, and (c) any undertaking which is operated as a joint venture with Vedanta or one of its subsidiary undertakings provided it is not jointly controlled, directly or indirectly, by Volcano For the avoidance of doubt, the person who, as at 25 November 2004, are Non-Volcan Directors are Mr Michael Fowle, Mr Peter Sydney Smith, Mr Naresh Chandra, Mr Aman Mehta, Dr Shailendra Kumar Tamotia and Mr Jean Pierre Rodier"; and

     (c) the final sentence of clause 3.7 of the Relationship Agreement shall be deleted.

2.2 The provisions of the Relationship Agreement, as amended by this Deed, shall continue in full force and effect.


3    MISCELLANEOUS

3.1 Clauses 8, 10, 12, 15 and l6 of the Relationship Agreement shall apply to this Deed as if set out in full in this Deed and for that purpose as if references in those clauses to "Agreement" were references to this Deed.

AS WITNESS this Deed has been signed by the duly authorised representatives of the parties the day and year first before written.


Executed as a Deed                            )    /S/ ANDREW WOOLLEY
by VEDANTA RESOURCES PLC                      )    /S/ PETER SYDNEY-SMITH
acting by two directors/company secretary     )



Executed as a Deed                            )    /S/ ISAAC COLLIE
by VOLCAN INVESTMENTS                         )    /S/ SHANIQUA MCPHEE
LIMITED acting by two directors/              )
company secretary                             )



Executed as a Deed                            )
by DWARKAPRASAD AGARWAL                       )    /S/ DWARKA PRASAD AGARWAL
in the presence of:                           )

Witness signature:

Name: H N Maskara

Address: 4 The Drive, Feltham, Middlex

Occupation: Asst. Company Sec.



Executed as a Deed                            )
by AGNIVESH AGARWAL                           )    /S/ AGNIVESH AGARWAL
in the presence of:                           )

Witness signature:

Name: Kanhaiya Lal Damani

Address: 5th floor Dhanraj Mahal, CSM
         Marg Mumbai 400 039

Occupation: Service

Executed as a Deed                            )
by AGIL AGARWAL                               )    /S/ AGIL AGARWAL
in the presence of:                           )

Witness signature:

Name: H N Maskara

Address: 4 The Drive, Feltham, Middlex

Occupation: Asst. Company Sec.